UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 10, 2011

DESTINATION MATERNITY CORPORATION

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File number)	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)
(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Compensatory Arrangements of Certain Officers.

On August 10, 2011, the Compensation Committee (the “Committee”) of the Board of Directors of Destination Maternity Corporation (the “Company”) approved increases to the base salary rates for each of the executive officers named below effective as of December 1, 2010. These compensation adjustments are being made later than has been the Company’s historical practice. In recognition of the changing executive pay environment and the sensitivity of these decisions, the Committee this year determined that it was in the best interest of the Company and its stockholders to postpone executive pay adjustments until after the Committee had received additional guidance from an independent compensation consultant. Accordingly, the Committee engaged Hay Group, Inc. to evaluate and update the Company’s peer group and to benchmark the compensation payable to each of the Company’s executive officers. The changes to executive compensation discussed below resulted from this review.

The following table sets forth the annual base salary rates for each of the executive officers (the “Executives”) prior to the Committee’s action and the new rates:

Executive Officer	Title	Prior Annual Base Salary Rate	New Annual Base Salary Rate
Edward M. Krell (1)	Chief Executive Officer	$650,000	$750,000
Judd P. Tirnauer (2)	Senior Vice President & Chief Financial Officer	$331,500	$375,000
Ronald J. Masciantonio (3)	Senior Vice President & General Counsel	$275,000	$320,000

(1)	Mr. Krell’s last base salary rate adjustment was effective in October 2008 incident to his appointment as the Company’s Chief Executive Officer.
(2)	Mr. Tirnauer’s last base salary rate adjustment was effective in October 2009.
(3)	Mr. Masciantonio’s last base salary rate adjustment was effective in April 2010.

The Committee also approved: (a) a modification to each of the respective employment agreements of each Executive to reflect the base salary rate increases, (b) a modification to Mr. Masciantonio’s employment agreement to reflect an increase to Mr. Masciantonio’s target bonus percentage from 40% to 50% of base salary, (c) a modification to each of the respective employment agreements of each Executive to better define the timing of payment obligations in the event of a severance event, and (d) a modification to Mr. Krell’s employment agreement to adjust the Company’s severance obligation to Mr. Krell so that the portion of his severance payment derived from his base salary and target bonus would be fixed at a pre-salary increase amount. The text of each Amendment to each Executive’s employment agreement is attached hereto as Exhibits 10.1, 10.2 and 10.3 and each Amendment is hereby incorporated by reference. The foregoing description is qualified in its entirety by reference to the full texts of the Amendments.

In recognition of the additional time taken to conduct this year’s more robust benchmarking process and the resultant delay in making executive pay adjustments, the Committee deemed it appropriate for the changes in compensation for executive officers to be retroactively applied back to December 1, 2010 (which was the effective date for compensation adjustments for the Company’s non-executive officers and the date that compensation adjustments otherwise would have been effective for executive officers in the ordinary course).

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amendment dated August 10, 2011 to the Second Amended and Restated Employment Agreement dated as of May 15, 2007 (as amended) between Edward M. Krell and the Company.

10.2	Amendment dated August 10, 2011 to the Employment Agreement dated as of July 23, 2008 between Judd P. Tirnauer and the Company.

10.3	Amendment dated August 10, 2011 to the Employment Agreement dated as of July 16, 2009 (as amended) between Ronald J. Masciantonio and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: August 16, 2011	DESTINATION MATERNITY CORPORATION

	By:	/s/ Judd P. Tirnauer
Judd P. Tirnauer
Senior Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment dated August 10, 2011 to the Second Amended and Restated Employment Agreement dated as of May 15, 2007 (as amended) between Edward M. Krell and the Company.

10.2	Amendment dated August 10, 2011 to the Employment Agreement dated as of July 23, 2008 between Judd P. Tirnauer and the Company.

10.3	Amendment dated August 10, 2011 to the Employment Agreement dated as of July 16, 2009 (as amended) between Ronald J. Masciantonio and the Company.